Exhibit (h)(2)

BOARD RESOLUTIONS REGARDING EXPENSE LIMITATION ARRANGEMENTS

The following resolutions were duly adopted by the Board of Trustees of the Registrant and have not been modified or rescinded:

CONSIDERATION OF EXPENSE CAP ARRANGEMENTS

RESOLVED:

With respect to the Trust, on behalf of each applicable Fund of the Trust, that the waiver of fees and/or reimbursement, as applicable, of operating expenses to the extent necessary to limit total operating expenses (other than the exceptions disclosed in the Summary Prospectus, the Prospectus and the Statement of Additional Information for a Fund) to the amounts as presented to and described at this meeting, subject to recapture terms as presented to and described at this meeting and in the such Summary Prospectus, the Prospectus and the Statement of Additional Information, are hereby approved; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to update the Summary Prospectus, the Prospectus and the Statement of Additional Information, with such amendments or applicable filings to include such other revisions as such officers may deem appropriate; and further

RESOLVED:

That the officers of the Trust, acting singly or jointly, are hereby authorized, empowered and directed to take all actions and to execute all documents necessary to give full effect to the foregoing resolutions in such manner or such forms as such officers shall approve in their reasonable discretion, in each case as conclusively evidenced by their actions or signatures.

LEGG MASON PARTNERS INVESTMENT TRUST

Equity Funds:

Fund Name	Share Class	Cap Level	Expiration Date
ClearBridge Growth Fund (formerly,	A	1.25	12/31/26
ClearBridge Aggressive Growth Fund)*	C	2.00	12/31/26
	FI	1.25	12/31/26
	I	0.90	12/31/26
	IS	0.80 Not to exceed I	12/31/26
	R	1.50	12/31/26
ClearBridge Appreciation Fund*	A	1.15	12/31/26
	C	1.90	12/31/26
	FI	1.05	12/31/26
	I	0.80	12/31/26
	IS	0.70 Not to exceed I	12/31/26
	R	1.40	12/31/26
ClearBridge Dividend Strategy Fund*	1	1.15 Not to exceed A	12/31/26
	A	1.15	12/31/26
	C	1.90	12/31/26
	FI	1.15	12/31/26
	I	0.80	12/31/26
	IS	0.70 Not to exceed I	12/31/26

	R	1.40	12/31/26
ClearBridge International Value Fund*	A	1.25	12/31/26
	C	2.00	12/31/26
	I	0.90	12/31/26
	IS	0.80 Not to exceed I	12/31/26
	R	1.50	12/31/26
ClearBridge Large Cap Growth Fund*	A	1.10	12/31/26
	C	1.90	12/31/26
	I	0.80	12/31/26
	IS	0.70 Not to exceed I	12/31/26
	R	1.40	12/31/26
	O	0.74	12/31/26
ClearBridge Large Cap Value Fund*	1	0.95	12/31/26
	A	0.79	12/31/26
	C	1.90	12/31/26
	I	0.80	12/31/26
	IS	0.70 Not to exceed I	12/31/26
	R	1.40	12/31/26
ClearBridge Mid Cap Fund*	1	Not to exceed A	12/31/26
	A	1.20	12/31/26
	C	1.95	12/31/26
	I	0.85	12/31/26
	IS	0.75 Not to exceed I	12/31/26
	R	1.45	12/31/26
ClearBridge Mid Cap Growth Fund*	A	1.20	12/31/26
	C	1.95	12/31/26
	I	0.85	12/31/26
	IS	0.75 Not to exceed I	12/31/26
	R	1.45	12/31/26
ClearBridge Select Fund*	A	1.33	12/31/26
	C	2.25	12/31/26
	FI	1.50	12/31/26
	R	1.75	12/31/26
	I	0.15	12/31/26
	IS	1.05 Not to exceed I	12/31/26
ClearBridge Small Cap Growth Fund*	1	Not to exceed A	12/31/26
	A	1.28	12/31/26
	C	2.09	12/31/26
	FI	1.35	12/31/26
	I	1.00	12/31/26
	IS	0.90 Not to exceed I	12/31/26
	R	1.60	12/31/26

ClearBridge Sustainability Leaders Fund*	A	1.20	12/31/26
	C	1.95	12/31/26
	FI	1.20	12/31/26
	I	0.85	12/31/26
	IS	0.75 Not to exceed I	12/31/26
	R	1.45	12/31/26
ClearBridge Tactical Dividend Income Fund*	A	1.19	12/31/26
	C	2.00	12/31/26
	I	1.00	12/31/26
	IS	0.90 Not to exceed I	12/31/26
	R	1.50	12/31/26
Franklin Global Equity Fund*	1	Not to exceed A	12/31/26
	A	1.30	12/31/26
	C	2.05	12/31/26
	I	0.95	12/31/26
	IS	0.90 Not to exceed I	12/31/26
	R	1.55	12/31/26
Franklin S&P 500 Index Fund*	A	0.54	12/31/26
	D	0.34	12/31/26
Franklin U.S. Large Cap Equity Fund*	A	1.05	12/31/26
	C	1.80	12/31/26
	FI	1.05	12/31/26
	I	0.80	12/31/26
	IS	0.70 Not to exceed I	12/31/26
	R	1.30	12/31/26

Fixed Income Funds:

Fund Name	Share Class	Cap Level	Expiration Date
BrandywineGLOBAL - Corporate Credit Fund*	A	0.92	12/31/26
	C	1.67	12/31/26
	I	0.63	12/31/26
	IS	0.51 Not to exceed I	12/31/26
	R	1.27	12/31/26
BrandywineGLOBAL – High Yield Fund*	A	0.96	12/31/26
	C	1.71	12/31/26
	I	0.67	12/31/26
	IS	0.55 Not to exceed I	12/31/26
	R	1.31	12/31/26

Allocation Funds:

Fund Name	Share Class	Cap Level	Expiration Date
Franklin Multi-Asset Defensive Growth Fund*	A	0.80	12/31/26
	C1	1.25	12/31/26
	C	1.55	12/31/26
	I	0.25	12/31/26
	IS	0.15 Not to exceed I	12/31/26
	R	0.80	12/31/26
Franklin Multi-Asset Conservative Growth Fund*	A	0.80	12/31/26
	C	1.55	12/31/26
	I	0.25	12/31/26
	IS	0.15 Not to exceed I	12/31/26
	R	0.80	12/31/26
Franklin Multi-Asset Moderate Growth Fund*	A	0.80	12/31/26
	C	1.55	12/31/26
	I	0.25	12/31/26
	IS	0.15 Not to exceed I	12/31/26
	R	0.80	12/31/26
Franklin Multi-Asset Growth Fund*	A	0.80	12/31/26
	C	1.55	12/31/26
	I	0.25	12/31/26
	IS	0.15 Not to exceed I	12/31/26
	R	0.80	12/31/26

*

Standard - The expense cap arrangements stated for the fund do not include the following expenses that may be incurred by the fund: interest, brokerage commissions, taxes, extraordinary expenses, dividend, and interest expense on securities sold short and acquired fund fees and expenses.

The expense cap arrangements will continue for the applicable Fund until the date specified above, unless modified or terminated prior to that date by agreement of FTFA and the Board, and that this arrangement may be terminated at any time after such date by FTFA. The expense cap arrangement is subject to the following: that the arrangement may be modified by FTFA to decrease total annual operating expenses of a class or Fund at any time; that FTFA is permitted to recapture amounts waived or reimbursed to the Fund within the fiscal year for funds under LMP Investment Trust (excluding: BWG Corp Credit and BWG High Yield Fund) or within 3 fiscal years for BWG Corp Credit and BWG High Yield Fund in which FTFA earned the fee or incurred the expense if the Fund’s total annual operating expenses have fallen to a level below the limit described above; and that in no case will FTFA recapture any amount that would result, on any particular business day of the Fund, in the Fund’s total annual operating expenses exceeding the limit described above or any other limit then in effect. In addition the Fund’s management fee will be waived to an extent sufficient to offset any net management fee payable in connection with an investment in an affiliated money market fund. This management fee waiver is not subject to the recapture provision.

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